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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2003

AFFILIATED MANAGERS GROUP, INC.
(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0001-13459 (Commission file number)	043218510 (IRS employer identification no.)
600 Hale Street, Prides Crossing, MA 01965 (Address of principal executive offices) (Zip code)

(617) 747-3300
(Registrant's telephone number, including area code)

Item 7. Exhibits.

        Exhibit 99.1 Registrant's Press Release dated April 23, 2003.

Item 9. Regulation FD Disclosure.

        The following information is furnished pursuant to Item 9, "Regulation FD Disclosure" and Item 12, "Results of Operations and Financial Condition." On April 23, 2003, Registrant issued a press release setting forth Registrant's financial and operating results for the first quarter of 2003. A copy of this press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFILIATED MANAGERS GROUP, INC.
Date: April 23, 2003	/s/ DARRELL W. CRATE DARRELL W. CRATE Executive Vice President, Chief Financial Officer and Treasurer (and also as Principal Financial and Accounting Officer)

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SIGNATURES